UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2005

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GIBRALTAR INDUSTRIES, INC.
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(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150
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(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York                              14219-0228
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(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (716) 826-6500
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ITEM 1.01.  Entry into a Material Definitive Agreement.

On September 9, 2005 Gibraltar Industries, Inc. and its wholly owned subsidiary, Expansion Co., Inc., entered into an Agreement and Plan of Merger with Alabama Metal Industries Corporation, a privately held Delaware corporation.  The Agreement and Plan of Merger provides that the Registrant will become the owner of all the issued and outstanding capital stock of Alabama Metal Industries Corporation upon closing of the merger contemplated by the Agreement and Plan of Merger.

The total consideration payable by the Registrant in connection with the merger is approximately $240,000,000.  This consideration will be adjusted to the extent that the working capital of Alabama Metal Industries Corporation, determined as of the closing of the merger, is greater than or less than $55,500,000.

The consideration to be paid by the Registrant will be used to pay the outstanding indebtedness for borrowed money and certain transaction expenses of Alabama Metal Industries Corporation.  The balance will be paid to the holders of the outstanding equity interests of Alabama Metal Industries Corporation.

The closing of the merger is scheduled to occur in early October, 2005 and will take place upon satisfaction of certain conditions contained in the Agreement and Plan of Merger including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act.

Exhibit 10.1 is incorporated by reference under this Item 1.01.  All exhibits and the Disclosure Schedule to this agreement have been omitted.

On September 9, 2005, Registrant and its wholly owned subsidiary, Gibraltar Steel Corporation of New York, as co-borrowers, exercised their option to increase from $250,000,000 to $300,000,000 the amount of their borrowing capacity under their existing Credit Agreement with KeyBank National Association; Manufacturers and Traders Trust Company; Harris Trust & Savings Bank; HSBC Bank USA, National Association; JPMorgan Chase Bank, N.A.; US Bank, National Association; Bank Of America; National City Bank of Pennsylvania; and Comerica Bank.

The Credit Agreement establishes a revolving line of credit, and provides for the issuance of letters of credit and swingline loans.  Loans under the Credit Agreement bear interest, at the borrowers' option, at (i) various rates above the London InterBank Offered Rate (LIBOR) or (ii) at the higher of KeyBank's prime rate or the Federal funds effective rate.  The credit facility is secured by substantially all of the Registrant's accounts receivable, inventory, equipment and fixtures and other personal property, now owned or hereafter acquired.

Robert E. Sadler, Jr., a director of the Registrant, is the Chairman of the Board of Manufacturers and Traders Trust Company, one of the lenders under the Credit Agreement.

Exhibit 10.2 is incorporated by reference under this Item 1.01.  All exhibits and schedules to this agreement have been omitted.

ITEM 7.01.  Regulation FD Disclosures.

The Registrant released the following press release on September 14, 2005:

Exhibit 99.1 is incorporated by reference under this Item 7.01.

The Registrant hosted a conference call on September 15, 2005.  Pursuant to Regulation FD and the requirements of Item 7.01 of Form 8-K, registrant hereby furnishes the text of the conference call as Exhibit 99.2 to this report.

Exhibit 99.2 is incorporated by reference under this Item 7.01.

ITEM 9.01.  Financial Statements and Exhibits

(c)

Exhibits.

10.1

Agreement and Plan of Merger among Alabama Metal Industries Corporation, Gibraltar Industries, Inc., Expansion Co., Inc. and the security holders named on the schedules thereto dated as of September 9, 2005

10.2

Amendment No. 1 to Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and KeyBank National Association and the other lenders named therein, dated as of September 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

September 15, 2005

GIBRALTAR INDUSTRIES, INC.

/S/  David W. Kay

Name:  David W. Kay
Title:    Chief Financial Officer

EXHIBIT INDEX

10.1

Agreement and Plan of Merger among Alabama Metal Industries Corporation, Gibraltar Industries, Inc., Expansion Co., Inc. and the security holders named on the schedules thereto dated as of September 9, 2005

10.2

Amendment No. 1 to Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and KeyBank National Association and the other lenders named therein, dated as of September 9, 2005.

99.1

Text of Press Release.

99.2

Script of Conference Call.